UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2019 (March 22, 2019)

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400 Jersey City, New Jersey 07311
(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400 Jersey City, New Jersey 07311
(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2019, the Executive Compensation and Option Committee (the “Compensation Committee”) of the Board of Directors (the “Board of Directors”) of Mack-Cali Realty Corporation (the “Company” or the “General Partner”), the general partner of Mack-Cali Realty, L.P. (the “Operating Partnership”), authorized the General Partner to grant Long-Term Incentive Plan (“LTIP”) awards to the executive officers of the Company specified below in this Current Report on Form 8-K (the “2019 LTIP Awards”). All of the 2019 LTIP Awards will be in the form of units in the Operating Partnership (“LTIP Units”) and shall constitute awards under the Company’s stockholder approved 2013 Incentive Stock Plan.

For Mr. DeMarco, approximately twenty-five percent (25%) of the grant date fair value of his 2019 LTIP Award will be in the form of time-based LTIP Units that will cliff vest after three years on March 22, 2022 (the “2019 TBV LTIP Units”), and the remaining approximately seventy-five percent (75%) of the grant date fair value of his 2019 LTIP Award will be in the form of performance-based LTIP Units under the Company’s Outperformance Plan (the “2019 OPP”) adopted by the Compensation Committee, consisting of a multi-year, performance-based equity compensation plan and related forms of award agreement (the “2019 PBV LTIP Units”).  For Messrs. Tycher, Smetana, Wagner, Cardoso and Hilton, fifty percent (50%) of the grant date fair value of their respective 2019 LTIP Awards will be in the form of 2019 TBV LTIP Units and the remaining fifty percent (50%) of the grant date fair value of their respective 2019 LTIP Awards will be in the form of 2019 PBV LTIP Units.  Mr. DeBari, who was promoted to Chief Accounting Officer on March 13, 2019, will receive 100% of his 2019 LTIP Award in the form of 2019 TBV LTIP Units.

The 2019 OPP is designed to align the interests of senior management to relative and absolute performance of the Company over a three-year performance period from March 22, 2019 through March 21, 2022. Participants in the 2019 OPP will only earn the full awards if, over the three-year performance period, the Company achieves a thirty-six percent (36%) absolute total stockholder return (“TSR”) and if the Company’s TSR is in the 75th percentile of performance as compared to the office REITs in the NAREIT index.

Under the 2019 OPP, executive officers who receive 2019 PBV LTIP Awards will have the opportunity to vest in 2019 PBV LTIP Units, which ultimately may be settled in common stock of the Company, according to the following schedule, with linear interpolation for performance between the specified levels:

	Absolute TSR (50% of total 2019 PBV LTIP Units)		Relative TSR (50% of total 2019 PBV LTIP Units)
Performance Level	Company Absolute 3-Year TSR	Payout as % of Maximum LTIP Units	CLI 3-Year TSR Percentile Rank	Payout as % of Maximum LTIP Units
< Threshold	<18%	0%	< 35th Percentile	0%
Threshold	18%	25%	35th Percentile	25%
Target	27%	62.5%	55th Percentile	62.5%
Maximum	36%	100%	75th Percentile	100%

If the designated performance objectives are achieved, 2019 PBV LTIP Units are also subject to further time-based vesting requirements, with 50% of the 2019 PBV LTIP Units vesting at the end of the performance period on March 21, 2022, and the remaining 50% of the 2019 PBV LTIP Units vesting in two equal installments on March 21, 2023 and March 21, 2024.

The executive officers of the Company received the following 2019 LTIP Awards:

Executive Officer	2019 TBV LTIP Units(1)	Maximum 2019 PBV LTIP Units(2)
Michael J. DeMarco	44,683	245,298
Marshall B. Tycher	44,683	81,766
David Smetana	8,973	16,353
Ricardo Cardoso	8,973	16,353
Gary T. Wagner	8,973	16,353
Nicholas Hilton	8,973	16,353
Giovanni DeBari	4,468	0

(1) 2019 TBV LTIP Units have a grant date fair value of $22.38 per LTIP Unit calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”) based on the closing price of the Company’s common stock as reported on the New York Stock Exchange on March 21, 2019.

(2) 2019 PBV LTIP Units have a grant date fair value of $12.23 per LTIP Unit calculated in accordance with ASC 718 using the Monte Carlo Method.

LTIP Units were issued on March 22, 2019, but will remain subject to forfeiture depending on the extent that the 2019 LTIP Awards vest. The number of LTIP Units to be issued initially to recipients of the 2019 PBV LTIP Awards is the maximum number of LTIP Units that may be earned under the awards. The number of 2019 PBV LTIP Units that will actually vest for each award recipient (subject to the time-based vesting requirements) will be determined at the end of the performance measurement period. TSR for the Company and for the Index over the three-year measurement period and other circumstances will determine how many 2019 PBV LTIP Units vest for each recipient (subject to the time-based vesting requirements); if they are fewer than the number issued initially, the balance will be forfeited as of the performance measurement date.

Prior to vesting, recipients of LTIP Units will be entitled to receive per unit distributions equal to one-tenth (10%) of the regular quarterly distributions payable on a common unit of limited partnership interest in the Operating Partnership (a “Common Unit”), but will not be entitled to receive any special distributions. Distributions with respect to the other nine-tenths (90%) of regular quarterly distributions payable on a Common Unit will accrue but shall only become payable upon vesting of the LTIP Unit. After vesting of the 2019 TBV LTIP Units or the end of the measurement period for the 2019 PBV LTIP Units, holders of LTIP Units, both vested and unvested pending satisfaction of the time-based vesting requirements, will be entitled to receive distributions in an amount per unit equal to distributions, both regular and special, payable on a Common Unit.

LTIP Units are designed to qualify as “profits interests” in the Operating Partnership for federal income tax purposes. As a general matter, the profits interest characteristics of the LTIP Units mean that initially they will not be economically equivalent in value to a Common Unit. If and when events specified by applicable tax regulations occur, LTIP Units can over time increase in value up to the point where they are equivalent to Common Units on a one-for-one basis. After LTIP Units are fully vested, and to the extent the special tax rules applicable to profits interests have allowed them to become equivalent in value to Common Units, LTIP Units may be converted on a one-for-one basis into Common Units. Common Units in turn have a one-for-one relationship in value with shares of the Company’s common stock, and are redeemable on a one-for-one basis for cash or, at the election of the Company, shares of the Company’s common stock.

On March 22, 2019, the General Partner in its capacity as sole general partner of the Operating Partnership, adopted the Eighth Amendment (the “Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of December 11, 1997, as amended (the “Partnership Agreement”), to create new classes of LTIP Units under the Partnership Agreement in connection with the 2019 LTIP Awards.

The forms of award agreements for the 2019 TBV LTIP Units and 2019 PBV LTIP Units are included as exhibits to the Amendment filed herewith as Exhibit 3.1 and are incorporated herein by reference.

Also on March 22, 2019, the Company entered into an employment agreement, dated as of March 22, 2019 (the “Employment Agreement”), with Giovanni M. DeBari, the Company’s Chief Accounting Officer, effective as of March 13, 2019. The Employment Agreement has been approved by the Board of Directors, based on the recommendation of the Compensation Committee. Pursuant to the Employment Agreement, the Company has agreed to employ Mr. DeBari, and Mr. DeBari has agreed to be employed by the Company, as the Chief Accounting Officer of the Company, for an initial term commencing on March 13, 2019 and ending on December 31, 2021 (the “Term”), unless Mr. DeBari’s employment is earlier terminated in accordance with the Employment Agreement.

Pursuant to the Employment Agreement, Mr. DeBari will be entitled to the following compensation and benefits:

•                                          an annual base salary of $450,000, subject to potential annual merit increases (but not decreases); and

•                                          an annual cash bonus opportunity to be based on performance goals to be established annually by the Compensation Committee.

Mr. DeBari will also be eligible to be granted long-term incentive or equity awards, as may be determined by the Compensation Committee in its sole discretion, under such plans and programs as may be in effect from time to time.  In addition, Mr. DeBari will be entitled to customary employee benefits under the Company’s health and welfare plans.

Pursuant to the Employment Agreement, in the event of a termination of Mr. DeBari’s employment on account of death or disability, Mr. DeBari (or his beneficiaries, in the case of death) will be entitled to receive his accrued and unpaid base salary, expense reimbursement and benefits under the Company’s health and welfare plans through the termination date, plus a prorated portion of the annual bonus payable for the year of such termination.

In the event of a termination of Mr. DeBari’s employment without “Cause” (as defined in the Employment Agreement) or by Mr. DeBari for “Good Reason” (as defined in the Employment Agreement) during the Term or thereafter during a “Change in Control Period” (as defined in the Employment Agreement), subject to Mr. DeBari signing a release in customary form, he will be entitled to the same benefits as in the event of a termination due to death or disability, plus a lump sum cash payment equal to 1.5 times the sum of (x) his annual base salary immediately prior to the termination date and (y) his target bonus for the year during which termination occurs. In addition, Mr. DeBari will be entitled to COBRA coverage premiums for up to 18 months after such termination.

Pursuant to the Employment Agreement, Mr. DeBari will be subject to certain restrictive covenants, including non-competition and non-solicitation covenants during the period of his employment with the Company and for 12 months after termination of his employment in circumstances in which he is entitled to receive severance benefits under the Employment Agreement.  The Employment Agreement includes customary provisions relating to confidentiality, return of Company documents and property upon termination of employment, and certain other matters.

A copy of the Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 5.02 above, which is incorporated herein by reference.  A copy of the Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title

3.1	Eighth Amendment, dated as of March 22, 2019, to Second Amended and Restated Agreement of Limited Partnership of Mack-Cali Realty, L.P., dated as of December 11, 1997.

10.1	Employment Agreement, dated as of March 22, 2019, between Mack-Cali Realty Corporation and Giovanni M. DeBari, effective as of March 13, 2019.

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	Eighth Amendment, dated as of March 22, 2019, to Second Amended and Restated Agreement of Limited Partnership of Mack-Cali Realty, L.P., dated as of December 11, 1997.

10.1	Employment Agreement, dated as of March 22, 2019, between Mack-Cali Realty Corporation and Giovanni M. DeBari, effective as of March 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: March 28, 2019	By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: March 28, 2019	By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary